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                                                                    EXHIBIT 23.1

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

    As independent chartered accountants, we hereby consent to the use of our report (and to all references to our Firm), with respect to the financial statements of Metapath Software International, Inc. and its subsidiaries, included in or made part of this registration statement.

                                                             /S/ ARTHUR ANDERSEN

London, England
March 3, 2000